United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

Sustainable Projects group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tankedraget 7, DK-9000 Aalborg	DK-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +45 3164 6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On October 24, 2023, Sustainable Projects Group Inc. (the “Company”) dismissed K. R. Margetson Ltd. (“Margetson”) as the Company’s independent registered public accounting firm, effective immediately. The Public Company Accounting Oversight Board revoked the registration of Margetson on September 12, 2023. Margetson audited the consolidated financial statements of the Company for the years ended December 31, 2022 and 2021; the reports of Margetson on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its reports on the financial statements for the years ended December 31, 2022 and 2021, Margetson included a paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern.

In connection with the reports of Margetson on the Company’s consolidated financial statements for the years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through the date of this Current Report on Form 8-K (this “Report”) there were: (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Margetson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Margetson satisfaction, would have caused Margetson to make reference to the subject matter of the disagreement in connection with its reports; and (ii) no “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed under Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021. The material weakness identified were (1) lack of a functioning audit committee and lack of a majority of outside directors on the Company’s Board of Directors (the “Board”), resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; (3) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and Securities and Exchange Commission (“SEC”) disclosure requirements; and (4) ineffective controls over period end financial disclosure and reporting processes. Margetson provided written communication to the Board regarding these material weaknesses, and these material weaknesses were discussed by the Board with Margetson. The Board has authorized Margetson to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided Margetson with a copy of the disclosures it is making in this Report and requested that Margetson furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Margetson’s letter dated October 24, 2023 is attached as Exhibit 16.1 to this Report.

New Independent Registered Public Accounting Firm

On October 24, 2023 (the “Engagement Date”), the Company engaged Centurion ZD CPA & Co. (“Centurion”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. The decision to engage Centurion as the Company’s independent registered public accounting firm was approved by the Board.

During the years ended December 31, 2022 and 2021 and through the Engagement Date, neither the Company, nor anyone on its behalf, consulted Centurion regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that Centurion concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from K. R. Margetson Ltd., dated October 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTAINABLE PROJECTS GROUP INC.

Date: October 24, 2023	By:	/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President and Chief Executive Officer